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                                                                 EXHIBIT 10.16




                    [NATIONAL ENERGY GROUP, INC. LETTERHEAD]


                                  May 6, 1997



VIA HAND DELIVERY

Mr. R. Thomas Fetters, Jr.
101 Red Brick Circle
Lafayette, Louisiana  70503

Re:  Separation Agreement

Dear Mr. Fetters:

National Energy Group, Inc. (the "Company") recognizes your service to the Company. This letter confirms the discussions we have held concerning the termination of your employment with the Company, and the Company's offer and your acceptance of this proposed separation agreement (this "Separation Agreement") on the terms set forth below.

1. Termination of Employment. Your employment with the Company, where you have been employed as a Senior Vice President, is terminated effective May 6, 1997 (hereinafter the "Separation Date"), at which time your Employment Agreement dated January 1, 1996 (the "Employment Agreement") shall also terminate.

2. Salary and Benefits. In accordance with the Company's existing policies, you have received, will receive, or are receiving with this letter the following payments and benefits pursuant to your employment with the Company and your participation in the Company's benefit plans:

         (a) Payment of your regular base salary through May 15, 1997, less all legal deductions; and

         (b) Payment of accrued and unused vacation leave, if any, through the Separation Date, less all legal deductions.
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Mr. R. Thomas Fetters, Jr.
May 6, 1997
Page Two


         The amounts paid in accordance with subparagraphs (a) and (b) of this Paragraph are gross amounts, subject to lawful deductions, including any deductions you have previously authorized.

         Your paid group health insurance benefits continue through May 31, 1997. After the Separation Date, you are entitled at your option to continue your group health insurance coverage at your expense (but subject to the provisions of Paragraph 3 (b) below), in accordance with applicable law. Please complete the COBRA election form, which will be furnished to you, and return it to Ms. Patti Davis-Sebastian at your earliest convenience, if you elect to continue such insurance coverage.

         Payment of any benefits to which you have vested entitlement under the terms of the employee benefit plans established by the Company, including but not limited to the Company 401(k) Plan, shall be paid to you in accordance with the provisions of such plans.

         The Company will settle promptly all authorized reimbursable business expenses, if any, when you have submitted appropriate expense reports along with the required receipts and documenting information. These must be submitted by the close of business on or before May 31, 1997.

3. Special Separation Benefits. In consideration of the General Release, the Confidentiality of Separation Agreement and Nondisparagement provision, and the Agreement Regarding Solicitation of Employees and Consultants set forth in this Agreement, and contingent upon your acceptance of the terms of this Agreement, the Company offers you the following Special Separation Benefits, in addition to the benefits you will receive pursuant to Paragraph 2:

         (a) Termination Allowance. A termination allowance in the amount of $82,500, which is equivalent to your base salary for six
                 (6) months payable concurrently with the regularly scheduled pay periods of the Company in twelve (12) equal installments of $6,875 through November 15, 1997; provided that the first installment for payment through May 31, 1997 shall be paid upon execution and delivery of this Separation Agreement.

         (b) Extension of Health Care Benefits. Reimbursement to you of eighty-five percent (85%) of the cost of your COBRA premium for group health insurance coverage for a period of six (6) months up until and including November 30, 1997, if you elect to continue and/or convert for that period under the Company's group health insurance policy.
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Mr. R. Thomas Fetters, Jr.
May 6, 1997
Page Three


         (c) Forfeiture. In the event you accept other employment or become eligible or participate in a health coverage insurance plan offered by another employer, you acknowledge and agree that such Special Separation Benefits shall cease and no longer be an obligation of the Company.

         By execution of this Separation Agreement, you acknowledge and agree that for purposes of unemployment compensation benefits, the amounts to be paid as specified in this Paragraph constitute wages in lieu of notice for the period from the Separation Date through November 15, 1997. Accordingly, you may not be eligible to receive unemployment compensation benefits during this time period.

4. Return of Property. Whether or not you accept the terms of this Separation Agreement, you must return to the Company any and all items of its property, including without limitation, office keys, security access cards, computers, equipment, credit cards, forms, files, manuals, correspondence, business records, personnel data, lists of employees, salary and benefits information, work product, maps, data and files relating to wells, leases, partners and/or contractors, seismic data and files, contracts, contract information, Prospect information and plans for future Prospects, brochures, catalogs, computer tapes and diskettes, and data processing reports, and any and all other documents or property which you have had possession of or control over during the course of your employment, and which you have not already returned to the Company. You agree that you will return such property to the Company by no later than the close of business on or before May 6, 1997, or as soon thereafter as is possible with respect to any items not then immediately available or which you later find in your possession. The provisions of this Paragraph 4 do not prohibit the maintenance by you of copies of any non-confidential, non-proprietary information, such as reading files, work papers, calculations, flowcharts and other similar information reflecting the performance of your job duties and responsibilities.

5. Use of Confidential Information. You acknowledge and agree that, except for your knowledge and training to compete in the marketplace, all of the non-public documents and information to which you have had access during your employment, including but not limited to all information pertaining to any specific business transactions in which the Company or any other Released Parties (as defined in Paragraph 6 below) were, are, or may be involved, all information concerning salary and benefits paid to employees of the Company or any of the other Released Parties, all personnel information relating in any way to current or former employees of the Company or any of the other Released Parties, all non-public information obtained in the course of employment pertaining to acquisitions, divestitures, wells, Prospects and development plans of the Company or any of the other Released Parties, lease holdings and lease block bid information and strategies, all financial
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Mr. R. Thomas Fetters, Jr.
May 6, 1997
Page Four


         budgetary information, all other information specified in Paragraph 4 above, and in general, the business and operations of the Company or any of the other Released Parties in addition to any other work product, calculations, files, maps, logs, flowcharts and other related and/or similar information to which you had access through the Company, its partners or consultants (and in particular, Sandefer Oil and Gas Company, Robert A. Potosky and W. David Willig) are considered confidential and are not to be disseminated or disclosed by you to any other parties, except as may be required by law or judicial process. You further agree that in the event it appears that you will be compelled by law or judicial process to disclose such confidential information, you will notify Mr. Philip D. Devlin, General Counsel, in writing at 4925 Greenville Avenue, Suite 1400, Dallas, Texas, 75206, immediately upon your receipt of any such notice, a subpoena or other legal process.

6.       General Release.

         (a) Except for the undertakings of the Company to be performed hereunder and in consideration of the Special Separation Benefits described above, you and your family members, heirs, successors, and assigns (collectively, the "Releasing Parties") hereby release, acquit, and forever discharge any and all claims and demands of whatever kind or character, whether vicarious, derivative, or direct, that you or they, individually, collectively, or otherwise, may have or assert against (i) National Energy Group, Inc. or (ii) any officer, director, stockholder, fiduciary, agent, employee, representative, insurer, attorney, or any successors and assigns of National Energy Group, Inc. or the individuals referenced in (ii) above (collectively, the "Released Parties"). This Separation Agreement includes but is not limited to any claim or demand based on any federal, state, or local statutory or common law that applies or is asserted to apply, directly or indirectly, to the formation of your employment relationship, your employment relationship, or the termination of your employment relationship with the Company. Thus, you and the other Releasing Parties agree not to make any claims or demands against the Company or any of the other Released Parties such as for wrongful discharge; unlawful employment discrimination; retaliation; breach of contract (express or implied); breach of the duty of good faith and fair dealing; violation of the public policy of the United States, the State of Texas, or any other state; intentional or negligent infliction of emotional distress; tortious interference with contract; promissory estoppel; detrimental reliance; defamation of character; duress; negligent misrepresentation; intentional misrepresentation or fraud; invasion of privacy; loss of consortium; assault; battery; conspiracy; bad faith; negligent hiring or supervision; any intentional or negligent act of personal injury; any alleged act of harassment or intimidation; or any other intentional or negligent tort; or any alleged violation of the Age Discrimination in Employment Act of 1967; Title VII of the Civil Rights Act of 1964; the Americans with Disabilities Act of 1990; the Employee Retirement Income Security Act of 1974; the Fair Labor Standards Act; the Fair Credit Reporting Act; the Texas Commission on Human Rights Act; or the Texas Wage Payment Statute, Tex. Rev. Civ. Stat. Ann. art. 5155.
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Mr. R. Thomas Fetters, Jr.
May 6, 1997
Page Five


         (b) Except for your undertakings to be performed hereunder, the Company and the other Released Parties hereby release, acquit, and forever discharge any and all claims and demands of whatever kind or character, whether vicarious, derivative, or direct, that it or they, individually, collectively, or otherwise may have or assert against you or any of the other Releasing Parties. This Separation Agreement includes, but is not limited to, any claim or demand based on any federal, state, or local statutory or common law that applies or is asserted to apply, directly or indirectly, to the formation of your employment relationship, your employment, or the termination of your employment relationship with the Company.

         (c) Except as otherwise provided herein, the effect of the Severance Agreement is to mutually release, acquit, and forever discharge any and all claims and demands of whatever kind or character, that either party, the Releasing Parties, or the Released Parties may now have, or hereafter have or assert against each other arising out of the employment relationship (including the formation and termination thereof) which has existed between you and the Company. This mutual general release does not include: (i) the executory obligations of either party yet to be performed, or (ii) any rights, claims or obligations which may accrue as between the parties after the date of this Separation Agreement.

7. Confidentiality of this Separation Agreement and Nondisparagement. In consideration of the Special Separation Benefits described above, you agree that the terms of this Separation Agreement shall be and remain confidential, and shall not be disclosed by you to any party other than your spouse, attorney, accountant or tax return preparer; provided such persons have agreed to keep such information confidential, and except as may be required by law or judicial process. You further agree, except as requested by the Company or as compelled by law or judicial process, not to cooperate or supply information of any kind in any proceeding, investigation, or inquiring raising issues under the Age Discrimination in Employment Act of 1967, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act of 1990, the Employee Retirement Income Security Act of 1974, the Fair Labor Standards Act, the Fair Credit Reporting Act, the Texas Commission on Human Rights Act, ro the Texas Wage Payment Statute, Tex. Rev. Civ. Stat. Ann. art. 5155, or any other federal, state, or local law, involving the formation of your employment relationship, your employment relationship, the termination of your employment relationship, or the employment of other persons by the Company or any of the Released Parties.
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Mr. R. Thomas Fetters, Jr.
May 6, 1997
Page Six


         You further agree not to make any statement, oral or written, which directly or indirectly impugns the quality or integrity of the Company's or any of the other Released Parties' business practices, or to make any other disparaging or derogatory remarks about the Company or any of the other Released Parties, their officers, directors, stockholders, managerial personnel, or other employees or their partners and consultants to any other parties. You further agree and acknowledge that should you breach this obligation, in addition to any other remedy the Company may have at law or in equity, you may be required to repay the Special Separation Benefits provided to you by this Separation Agreement, but all other provisions of this Separation Agreement shall remain in full force and effect.

         In consideration of the General Release, the Confidentiality of Separation Agreement and Nondisparagement provision, and the Agreement Regarding Solicitation of Employees and Consultants, set forth herein, the Company agrees that is shall instruct its officers, directors, managerial personnel, or other employees not to make any disparaging or derogatory remarks about you.

8. Agreement Regarding Solicitation of Employees. In consideration of the monetary payments and other benefits provided to you or on your behalf by the Company in this Separation Agreement, you acknowledge and agree that for a period of two (2) years following the termination of your employment with the Company, you will not, directly or indirectly, for your own account or for the benefit of any other person or party, solicit, induce, entice, or attempt to entice any employee, or independent contractor of the Company to terminate his or her employment relationship, agreements or contracts with the Company. You acknowledge and agree that the Company has an exclusive agreement with Sandefer Oil and Gas Company et al. dated January 1, 1996 (the "SOG Agreement") as amended April 15, 1997, and that the provisions of this Paragraph 8 shall specifically apply to the SOG Agreement and the services of Mr. Robert A. Potosky and Mr. W. David Willig.

9. Nonadmission of Liability and Wrongdoing. It is acknowledged that this Separation Agreement does not in any manner constitute an admission of liability or wrongdoing on the part of the Executive and the other Released Parties, but that Executive and the other Released Parties expressly deny any such liability or wrongdoing, and enter into this Separation Agreement for the sole purpose of avoiding further trouble and expense; and that, except to the extent necessary to enforce this Separation Agreement, neither this Separation Agreement, nor any part of it may be construed, used, or admitted into evidence in any judicial, administrative, or arbitral proceedings as an admission of any kind by the Company or any of the other Released Parties.
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Mr. R. Thomas Fetters, Jr.
May 6, 1997
Page Seven


10. Authority to Execute. You represent and warrant that you have the authority to execute this Separation Agreement on behalf of all the Releasing Parties. You further agree to indemnify fully and hold harmless the Company and any of the other Released Parties from any and all claims brought by the Releasing Parties or derivative of your own, including the amount of any such claims the Company or any of the other Released Parties are compelled to pay, and the costs and attorney's fees incurred in defending against all such claims.

11. GOVERNING LAW AND INTERPRETATION. THIS SEPARATION AGREEMENT AND THE RIGHTS AND DUTIES OF THE PARTIES UNDER IT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS. If any provision of this Separation Agreement is held to be unenforceable, such provision shall be considered separate, distinct, and severable from the other remaining provisions and shall not affect the validity or enforceability of such other remaining provisions, and that, in all other respects, this Separation Agreement shall remain in full force and effect. If any provision of this Separation Agreement is held to be unenforceable as written by may be made to be enforceable by limitation thereof, then such provision shall be enforceable to the
         maximum extent permitted by applicable law.   The language of all
         parts of this Separation Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against any of the parties.

12. Expiration of Offer. The Company's offer of the proposed Special Separation Benefits will expire at midnight on the tenth day (the "Expiration of Offer") following the date of this correspondence, i.e., on May 16, 1997. You may accept this offer at any time before the Expiration of Offer by executing this Separation Agreement and returning it to the designated representative of the Company. Whether or not you execute this Separation Agreement, you will receive the items set forth in Paragraph 2 (a) and (b) and are required to follow the obligations set forth in Paragraphs 4 and 5 hereof.

13. The Effective Date. This Separation Agreement will become effective and enforceable seven (7) days after your execution hereof (the "Effective Date"). At any time before the Effective Date, you may revoke your acceptance. You further agree to execute and deliver to the Company within seven (7) days of the execution of this Separation Agreement, the Reaffirmation of this Separation Agreement, attached hereto as Exhibit "A".

14. Consultation With Counsel. You have the right to consult, and are encouraged to consult, an attorney before executing this Separation Agreement.
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Mr. R. Thomas Fetters,  Jr.
May 6, 1997
Page Eight


15. Voluntary Agreement. You acknowledge that execution of this Separation Agreement is knowing and voluntary on your part, that you have had reasonable time to deliberate regarding its terms, and that you have had the right to consult with an attorney if you so desire.

16. Entire Agreement. This Separation Agreement contains and constitutes the entire understanding and agreement between you and the Company and may be modified only by a writing of contemporaneous or subsequent date executed by both you and an authorized officer of the Company.

If you are in agreement with the foregoing provisions, please execute the attached duplicate copy of this letter in the space provided below. This Separation Agreement shall then constitute a valid and binding agreement by and between the Company and you, effective as of seven (7) days after the date of your execution hereof and delivery to the Company.

Sincerely,

National Energy Group, Inc.         ACCEPTED AND AGREED THIS
                                    13TH DAY OF MAY, 1997.


By: /s/ MILES D. BENDER              /s/ R. THOMAS FETTERS, JR.
   ----------------------------     --------------------------------------
Name: Miles D. Bender               Name: Mr. R. Thomas Fetters, Jr.,
Title:   President and CEO          an Individual